                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK

                  (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE
                 SERIES B JUNIOR PARTICIPATING PREFERRED STOCK)

                                       OF

                       TRANSITIONAL HOSPITALS CORPORATION
                                       AT

                              $16.00 NET PER SHARE

                                       BY

                              LV ACQUISITION CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF

                                  VENCOR, INC.
THE OFFER HAS BEEN EXTENDED. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JUNE 19, 1997, UNLESS THE OFFER IS FURTHER EXTENDED.

To Our Clients:

    Enclosed for your consideration is a Supplement dated June 12, 1997 (the "Supplement") which amends and supplements the Offer to Purchase dated May 7, 1997 (the "Offer to Purchase"), and the revised related Letter of Transmittal (which together constitute the "Offer") relating to the offer by LV Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Vencor, Inc., a Delaware corporation, to purchase all of the outstanding shares of Common Stock, par value $1.00 per share (the "Shares"), of Transitional Hospitals Corporation, a Nevada corporation (the "Company"), including the associated rights to purchase Series B Junior Participating Preferred Stock (the "Rights") issued pursuant to the Rights Agreement, dated as of June 21, 1996, between Community Psychiatric Centers (the predecessor name of the Company) and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, at $16.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Until a Distribution Date (as defined in the Offer to Purchase) occurs, the Rights will trade with the Shares. If the Vencor Merger Agreement Condition (as defined in the Supplement) is satisfied the Rights Condition (as defined in the Supplement) will be satisfied, a Distribution Date will not occur and stockholders tendering their Shares pursuant to the Offer will automatically tender their Rights. For purposes of this Letter it is assumed that the Vencor Merger Agreement has been satisfied and accordingly, the Rights Condition has been satisfied.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE REVISED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to tender any of or all the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

    Your attention is directed to the following:

    1. The offer price continues to be $16.00 per Share, net to the Seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

    2. The Offer is being made for all of the outstanding Shares.

    3. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Thursday, June 19, 1997, unless the Offer is further extended (the "Expiration Date").

    4. The Offer is conditioned upon, among other things, the satisfaction or waiver of each of the (1) Minimum Condition, (2) Healthcare Condition,
       (3) Select Medical Termination Condition, (4) Rights Condition, (5) Control Share Condition, (6) Business Combination Condition and (7) Vencor Merger Agreement Condition (each as defined in the Supplement).

    5. Tendering stockholders will not be obligated to pay brokerage fees or commissions to Credit Suisse First Boston Corporation (the "Dealer Manager"), First Chicago Trust Company of New York (the "Depositary") or the Information Agent (as defined in the Offer to Purchase) or, except as set forth in Instruction 6 to the Letter of Transmittal, transfer taxes on the sale of Shares pursuant to the Offer.

    Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

    If you wish to have us tender any of or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope in which to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. Please forward your instructions to us as soon as possible to allow us ample time to tender Shares on your behalf prior to the expiration of the Offer.

    Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates for (or a timely Book-Entry Confirmation with respect to) such Shares, (b) a revised or original Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of a revised or original Letter of Transmittal) and (c) any other documents required by the revised Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest on the purchase price of the Shares be paid by the Purchaser, regardless of any extension of the Offer or any delay in making such payment.

    The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by the Dealer Manager for the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
   (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE SERIES B JUNIOR PARTICIPATING
                                PREFERRED STOCK)

                                       OF

                       TRANSITIONAL HOSPITALS CORPORATION

    The undersigned acknowledge(s) receipt of your letter, the Supplement, dated June 12, 1997 (the "Supplement"), which amends and supplements the Offer to Purchase of LV Acquisition Corp. (the "Purchaser") dated May 7, 1997 (the "Offer to Purchase"), and the related revised Letter of Transmittal relating to the offer by the Purchaser to purchase (i) all of the outstanding shares of Common Stock, par value $1.00 per share (the "Shares"), of Transitional Hospitals Corporation, a Nevada corporation (the "Company"), including the associated rights to purchase Series B Junior Participating Preferred Stock issued pursuant to the Rights Agreement, dated as of June 21, 1996, between Community Psychiatric Centers (the predecessor name of the Company) and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, at $16.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, the Supplement and the related revised Letter of Transmittal.

    This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase, the Supplement and the related revised Letter of Transmittal.

Number of Shares to be Tendered:*                                        SIGN HERE

    -------------------Shares
                                                     -------------------------------------------------

Daytime Area Code
and Tel. No.
-------------------------------------------
                                                     -------------------------------------------------
                                                     Signature(s)

Taxpayer Identification
No. or Social Security No.
-----------------------------                        -------------------------------------------------

Dated: ---------------------------------------- ,
1997
                                                     -------------------------------------------------
                                                          (Please print name(s) and address(es))

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* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.